Exhibit 10.4
                      Form of Option Cancellation Agreement

                          OPTION CANCELLATION AGREEMENT


         This Option Cancellation Agreement (the "Agreement") is entered into as of , 1996, between Lamcor, Incorporated, a Minnesota corporation ("Lamcor"), and , a resident of the State of ("Option Holder").

                                    RECITALS

         A. As of the date hereof; Option Holder holds options (collectively, the "Lamcor Options") for the purchase of shares of the common stock of Lamcor, no par value per share ("Lamcor Common Stock"), at an exercise price per share stated in Schedule A hereto.

         B. The Lamcor Options are evidenced by those certain stock option agreements dated _________________________ and ______________________________ ,
respectively, all of which are attached hereto as Exhibit A (each such agreement, an "Option Agreement").

         C. Lamcor, Packaging Acquisition Corporation ("Buyer") and LI Acquisition Corporation, a wholly owned subsidiary of Buyer ("Sub"), have entered into an Agreement and Plan of Merger dated September ___, 1996 (the "Merger Agreement"), pursuant to which at the "Effective Time" (as defined in the Merger Agreement) Sub will merge with and into Lamcor and Lamcor, as the surviving corporation, will become a wholly owned subsidiary of Buyer (the "Merger"). Capitalized terms used herein and undefined shall have the meaning given such terms in the Merger Agreement.

         D. Pursuant to the terms of the Merger Agreement, promptly after the Effective Time each shareholder of Lamcor ("Shareholder") will receive $4.12 per share of Lamcor Common Stock, less $0.12 per share to be held in escrow for one year following the closing of the Merger (the "Closing").

         E. As a condition to the Closing, at the Effective Time each option or warrant to purchase shares of Lamcor capital stock will be canceled in exchange for a cash payment to the holder of each such option, including the Option Holder (collectively, the "Holders").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Determination of the Number of Lamcor Options Canceled. The Option Holder represents and warrants that the number of Lamcor Options stated in Schedule A are the only options or rights for the purchase of Lamcor capital stock held or exercisable by the Option Holder as of the date hereof; and that no such options or rights have been sold, transferred, assigned, hypothecated or otherwise disposed of by the Option Holder prior to the date hereof. The number of Lamcor Options to be surrendered, canceled and terminated pursuant to Section 2 of this Agreement shall be all Lamcor Options outstanding and in effect as of the Effective Time (whether or not exercisable). This Agreement does not expand or extend the rights of the Option Holder. If the Option Holder's employment with Lamcor is terminated or the Option Holder dies or becomes disabled prior to the Closing, the rights of the Option Holder or his estate will be as provided in the applicable Option Agreements, subject to surrender, cancellation and termination thereof pursuant to Section 2 of this Agreement if the Lamcor Options to which such rights relate are outstanding at the Effective Time.

         2. Cancellation of Lamcor Options Release. At the Effective Time (and without any further action by the parties hereto), all of the Lamcor Options, the Option Agreements and all rights of the Option Holder thereunder or with respect thereto shall be automatically surrendered, canceled and terminated in consideration for the Cash Payment (as defined in Section 3 below). The Option Holder hereby releases and discharges Lamcor and Buyer and their respective parents, subsidiaries or affiliate corporations and each officer, director, agent, attorney and employee of the foregoing from and in respect of all claims, demands, remedies, actions, causes of action, rights of action, damages or other liabilities, known or unknown and whether or not asserted or accrued, in any way relating to, based upon or arising out of the Lamcor Options, the Option Agreements and all rights of the Option Holder arising thereunder or with respect thereto. Upon receipt of the Cash Payment at the Closing, the Option Holder shall deliver to Buyer all executed original Option Agreements marked "Canceled." In the event that the Option Holder is unable to locate all executed original Option Agreements, Option Holder agrees to execute at Lamcor's request an appropriate affidavit to the effect that such executed originals have been misplaced and that neither such executed originals nor any interest therein have been sold, transferred, assigned, hypothecated or otherwise disposed of prior to the loss thereof. The Option Holder's agreement to cancel the Lamcor Options in exchange for the Cash Payment is irrevocable, subject only to Section 8 below.

         3. Cash Payment. In consideration for the cancellation of the Lamcor Options, Lamcor will pay to the Option Holder at the Closing for each Lamcor Option an amount in cash (the "Cash Payment") equal to the product of (a) the difference (if positive) between $4.12 and the price at which the Option Holder could purchase each share of Lamcor Common Stock to which such Lamcor Option relates, multiplied by (b) the number of shares of Lamcor Common Stock subject to such Lamcor Option as if such Lamcor Option was then fully exercisable, less
(y) the product of $0.12 multiplied by the number of shares referenced in clause
(b) above, and less (z) any taxes required to be withheld pursuant to Section 4 below.

         4. Tax Withholding. Lamcor may deduct and withhold from the Cash Payment the amount of any taxes required to be withheld pursuant to applicable federal, state and local laws. To the extent that amounts are so withheld by Lamcor, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the Option Holder.

         5. Escrow Arrangements. Lamcor shall cause to be delivered to the Escrow Agent at the Effective Time on behalf of the Option Holder and all other Holders an amount equal to (a) $0.12 multiplied by (b) the number of shares of Lamcor capital stock subject to such options or warrants (together with funds delivered to the Escrow Agent on behalf of the Shareholders, the "Escrowed Funds"). The term "Escrow Claim" means any and all claims, individually or in the aggregate, made by Buyer within one year after the Effective Time for the purpose of compensating Buyer for Losses resulting from (x) the breach or inaccuracy of any representation or warranty of Lamcor contained in the Merger Agreement, (y) the failure of Lamcor to perform any covenant or agreement of Lamcor under the Merger Agreement, and (z) all Lamcor Expenses in excess of $275,000; provided, however, that Buyer shall not be entitled to assert a claim against the Escrowed Funds for breaches of representations and warranties pursuant to the preceding clause (x) if Buyer had actual knowledge of the breach at the Effective Time; provided further, that Buyer shall not be entitled to assert an Escrow Claim against the Escrowed Funds unless each such Escrow Claim is in excess of $1,000.00. An Escrow Claim shall be satisfied or liquidated only from the Escrowed Funds in accordance with the terms and conditions of the Escrow Agreement; provided, however, that Buyer shall not be entitled to receive any of the Escrowed Funds unless (i) the Surviving Corporation is not in breach in any Material respect of any of its covenants or agreements arising after the Effective Time and (ii) the aggregate amount of all Escrow Claims arising out of clauses (x) and (y) of the preceding sentence exceeds $50,000. Once such $50,000 threshold has been reached, Buyer shall be entitled to full payment for all Escrow Claims arising out of such clauses (x) and (y) out of the Escrowed Funds as if no such limitation on payment had existed, provided that the conditions of clause (i) of the preceding sentence is satisfied at the time of payment. Buyer shall pay all fees and expenses in connection with the escrow and the Escrowed Funds, without reimbursement therefor to Buyer from the Escrowed Funds. Notwithstanding the foregoing, any amount of Lamcor Expenses in excess of $275,000 shall be paid to Buyer out of the Escrowed Funds, to the extent thereof; without regard to such $50,000 threshold.

         6. Holders' Representative.

         (a) The Option Holder irrevocably makes, constitutes and appoints David
P. Stewart as its agent (the "Holders' Representative") and authorizes and empowers him to fulfill the role of Holders' Representative hereunder and under the Escrow Agreement. In the event of the resignation of the Holders' Representative, the resigning Holders' Representative shall appoint a successor from among the Holders and who shall agree in writing to accept such appointment. If the Holders' Representative should die or become incapacitated, his successor shall be appointed within 15 days of his death or incapacity by a majority of the Shareholders pursuant to Section 11.16 of the Merger Agreement. The choice of a successor Holders' Representative appointed in any manner permitted above shall be final and binding upon all of the Holders. The decisions and actions of any successor Holders' Representative shall be, for all purposes, those of a Holders' Representative as if originally named herein.

         (b) Each Holder other than the Option Holder has made, constituted and appointed and by the execution of this Agreement the Option Holder hereby irrevocably makes, constitutes and appoints the Holders' Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, place and stead for all purposes necessary or desirable in order for the Holders' Representative to take the actions contemplated by this Agreement and the Escrow Agreement on behalf of the Option Holder, with the ability to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing to all intents and purposes and with the same effect as the Option Holder could do personally, and the Option Holder hereby ratifies and confirms as his, her or its own act, all that the Holders' Representative shall do or cause to be done pursuant to the provisions hereof.

         (c) The death or incapacity of the Option Holder shall not terminate the authority and agency of the Holders' Representative.

         (d) Buyer shall be entitled to rely exclusively upon any communication given or other action taken by the Holders' Representative pursuant hereto and shall not be liable for any action taken or not taken in reliance upon the Holders' Representative. Buyer shall not be obligated to inquire as to the authority of the Holders' Representative to take any action that the Holders' Representative takes or purports to take on behalf of the Option Holder.

         (e) The Option Holder agrees to indemnify the Holders' Representative and to hold him or her harmless against any and all loss, liability or expense incurred without bad faith on the part of the Holders' Representative and arising out of or in connection with his or her duties as Holders' Representative, including the reasonable costs and expenses incurred by the Holders' Representative in defending against any claim or liability in connection herewith (the "Representative's Expenses"), and authorize the Holder's Representative to receive following the first anniversary of the Effective Date a portion of the amount by which the then remaining balance of the Escrowed Funds exceeds the sum of the Tentatively Impounded Funds (as defined in the Escrow Agreement) equal to the Representative's Expenses in accordance with Section 6(f) of the Escrow Agreement; provided, however, that Buyer shall pay all reasonable Representative's Expenses incurred by the Holders' Representative and its counsel in defending against any Escrow Claim in the event that the Holders' Representative prevails in such defense, and the Holder authorizes a maximum amount equal to the lesser of (i) Five Thousand Dollars ($5,000.00), or (ii) the actual amount of the reasonable Representative's Expenses incurred by the Holders' Representative and its counsel in carrying out the provisions of Section 11.16(e) of the Merger Agreement and this Section 6(e) (as evidenced by a written notice from the Holders' Representative to Buyer setting forth the actual amount and a description of such Representative's Expenses), to be remitted prior to the first anniversary of the Effective Date to the Holders' Representative out of the Escrowed Funds upon the Escrow Agent's receipt of written notice from Buyer stating the amount to be so remitted.

         7. Prohibition on Transfer. Except as contemplated herein, the Option Holder agrees not to sell, transfer, assign, hypothecate or otherwise dispose of any of the Lamcor Options, the Option Agreements or any rights of the Option Holder thereunder or with respect thereto.

         8. All Obligations Contingent upon Closing. All of the rights and obligations of the parties to this Agreement are subject to the Closing. If the Merger Agreement is terminated for any reason, the Lamcor Options shall remain in effect pursuant to their respective terms, this Agreement shall terminate and no party hereto shall have any liability to any other party under this Agreement.

         9. General. This Agreement shall be governed by the laws of the State of Minnesota. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only in writing signed by the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same Agreement, and shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, assigns and personal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the latest date indicated below.

LAMCOR, INCORPORATED:                   OPTION HOLDER:


By:_________________________________    Signature:_____________________________
Its:________________________________    Name:__________________________________
Date:_______________________________    Date:__________________________________



                                   SCHEDULE A

                                  # of Shares of
                                   Issuable upon
                                    Exercise of       Option
   Name of       Date of Option       Lamcor        Expiration    Exercise Price
Option Holder       Agreement         Options          Date          ($/Share)
-------------       ---------         -------          ----          ---------